Avistar Communications Corp.	For Immediate Release
555 Twin Dolphin Drive, 3rd Floor	Contact: Robert J. Habig
Redwood Shores, CA 94065	650.610.2900
Tel 650.610.2900	ir@avistar.com
Fax 650.610.2901
Video 650.632.1912
www.avistar.com

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE THIRD QUARTER OF 2003

REDWOOD SHORES, CA — October 23, 2003 - Avistar Communications Corporation (NASDAQ: AVSR), a leading provider of enterprise video communication solutions, today announced financial results for the three months ended September 30, 2003.

Revenue for the three months ended September 30, 2003 was $2.0 million, compared to revenue of $1.5 million for the three months ended June 30, 2003 and $2.3 million for the three months ended September 30, 2002. For the three months ended September 30, 2003, gross margin was 53% compared to 41% for the three months ended June 30, 2003 and 54% for the three months ended September 30, 2002.

Avistar reported a net loss of $1.3 million, or $0.05 per basic and diluted share, for the three months ended September 30, 2003. Avistar reported a net loss of $2.5 million, or $0.10 per basic and diluted share for the three months ended June 30, 2003 and a net loss of $1.7 million, or $0.07 per basic and diluted share for the three months ended September 30, 2002.

Revenue for the nine months ended September 30, 2003 was $5.2 million, compared to revenue of $7.0 million for the nine months ended September 30, 2002. Avistar reported a net loss of $6.5 million, or $0.26 per basic and diluted share, for the nine months ended September 30, 2003. For the nine months ended September 30, 2002, Avistar reported a net loss of $5.5 million, or $0.22 per basic and diluted share.

On October 16, 2003, Avistar announced that it had completed a $6.0 private placement of stock in which it sold 4.6 million common shares at $1.30 per share to Gerald J. Burnett, Avistar’s Chairman, President and Chief Executive Officer and other members of Dr. Burnett’s family. A portion of the proceeds of the private placement have subsequently been used to repay the $1.5 million outstanding balance under the company’s $6 million line of credit from Comerica Bank. With that repayment, the personal guarantee of Dr. Burnett securing the line will be removed, and the existing line of credit will be terminated. Thereafter, Avistar may seek a replacement line of credit without any guarantee or with a reduced guarantee. Avistar intends to use the net proceeds of the financing for working capital purposes.

As of September 30, 2003, Avistar had net equity of $1.7 million. On a pro forma basis including the private placement, Avistar had pro forma net equity of approximately $7.4 million. As a result of the increase in the company’s net equity resulting from the financing, Avistar believes it will be able to continue to meet the net equity requirement of The NASDAQ SmallCap Market, and to qualify for an extension of the grace period to comply with the $1 closing minimum bid price listing requirement until at least April 2004. A reconciliation of pro forma net equity to GAAP net equity is attached to this press release.

“Third quarter results reflect progress for the Company”, stated Robert J. Habig, Avistar’s chief financial officer. “In addition to incremental, sequential improvements in revenue, margin and operating loss, all accomplished with reduced operating expenses, we supplemented the Company’s equity and cash position through the $6 million private equity financing that we closed on October 15. This inflow of resources will allow the Company to both maintain its current NASDAQ SmallCap listing through an additional compliance grace period (beginning October 27, 2003), and allow us to pursue our operating plans”.

“As an additional positive development subsequent to the close of the third quarter”, Habig continued, “on October 16, the U.S. District Court for the Northern District of California granted Avistar’s request for summary judgment, and denied Polycom’s request for summary judgment concerning Collaboration Properties, Inc.’s “conduct relating to Small Entity Status”, a claim made by Polycom in our patent infringement lawsuit. Through this order, the Court found, as a matter of law, that Polycom’s assertion that CPI had improperly claimed small entity status in its dealings with the Patent Office could not be sustained, precluding this defense by Polycom at the jury trial that we anticipate will occur during 2004”.

“As a final note”, Habig concluded, “a long-outstanding insurance claim that Avistar had filed with the Federal Insurance Company, relating to business interruption losses incurred as a result of the World Trade Center terrorist attack, was settled in August, providing net cash proceeds of $570,000 to the Company. This amount is reflected in the quarterly financials as Other Income”.

“As we suggested in our earnings announcement after our second quarter”, stated Gerald J. Burnett, “we have seen some firming-up of our sales pipeline, with continued anecdotal indications that the economy, and more specifically, the financial services sector, is recovering. These observations and indications have not yet translated into an improvement in booked business, as evidenced by the fact that our third quarter product revenues were essentially flat as compared to the previous several quarters, even though total revenue was up. Over time, we hope and believe that sustained economic recovery will translate into additional and expanding orders for Avistar’s products and services; however, we are not presuming that sales will consistently nor rapidly accelerate in the coming quarters. Therefore, we will continue all of the disciplines that we’ve put in place to carefully manage our cash resources, until which time we assess the recovery to be strong and sustainable”.

Use of Non-GAAP Financial Measures

This press release includes financial measures for net equity that includes the effect of the net proceeds of the $6.0 million common stock financing and the related issuance of 4.6 million shares of Avistar’s common stock that occurred in October 2003. Pro forma net equity has not been calculated in accordance with GAAP. These measures differ from GAAP in that they include an event that occurred after September 30, 2003 in the balance sheet, as if the event had occurred on or prior to September 30, 2003. Avistar has provided this measurement in addition to GAAP financial results because it believes pro forma net equity provides a helpful perspective to better understand Avistar’s current cash and net equity position. Further, this non-GAAP measure is one of the primary measures Avistar and The NASDAQ SmallCap Market use to determine whether Avistar is in compliance with The NASDAQ SmallCap Market’s quantitative criteria for continued listing. This measure should not be considered an alternative to GAAP, and this non-GAAP measure may not be comparable to information provided by other companies.

About Avistar Communications Corporation

Avistar develops, markets and supports video collaboration solutions for the enterprise, all powered by the AvistarVOS™ software. From the desktop, Avistar delivers TV-quality video calling, recording, publishing to web and emails, video-on-demand, broadcast, and document sharing. Avistar delivers on vBusiness — video-enabling business — by integrating visual communications into the daily workflow and connecting communities of users within and across enterprises.

Founded in 1993, Avistar Communications Corporation is headquartered in Redwood Shores, California, with sales offices in New York and London. Avistar’s technology is used in more than 35 countries. Collaboration Properties, Inc., a wholly owned subsidiary of Avistar Communications Corporation, holds a broad portfolio of patents covering the AvistarVOS platform as well as multiple software and hardware video collaboration products. For more information, visit www.avistar.com.

Forward Looking Statements

Statements made in this news release regarding Avistar’s solution and demand for its products are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as market acceptance of our new and existing products; general economic conditions and a perceived recovery in the financial services sector; the length of our sales cycle and our ability to successfully complete product sales; our dependence on a few customers for a majority of our revenue; the impact of competitive products and pricing; the costs of prosecuting or defending infringement claims, the availability of an effective replacement line of credit, if pursued, the adequacy of Avistar’s cash resources, and the ability to maintain Avistar’s NASDAQ SmallCap listing. As a result of these and other factors, Avistar expects to experience significant fluctuations in operating results, and there can be no assurance that Avistar will become or remain consistently profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

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Copyright (c) 2003 Avistar Communications Corporation. All rights reserved. Avistar, AvistarVOS, and the Avistar logo are trademarks or registered trademarks of Avistar Communications Corporation.

~financial statements follow~

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended September 30, 2003 and 2002
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended

	September 30,	September 30,	September 30,	September 30,
	2003	2002	2003	2002

	(unaudited)		(unaudited)
Revenue:
Product	$837	$1,206	$2,207	$3,628
Services, maintenance and support	1,198	1,136	2,976	3,415

Total revenue	2,035	2,342	5,183	7,043

Cost of revenue:
Product	390	503	1,091	1,751
Services, maintenance and support	570	567	1,698	1,809

Total cost of revenue	960	1,070	2,789	3,560

Gross margin	1,075	1,272	2,394	3,483

Operating Expenses:
Research and development	549	894	1,860	2,984
Sales and marketing	939	875	2,854	2,782
General and administrative	1,397	1,179	4,579	3,376
Amortization of deferred stock compensation *	23	74	113	293

Total operating expenses	2,908	3,022	9,406	9,435

Loss from operations	(1,833)	(1,750)	(7,012)	(5,952)

Other income (expense):
Interest income	5	58	33	222
Other income (expense), net	521	(5)	511	215

Total other income, net	526	53	544	437

Net loss	$(1,307)	$(1,697)	$(6,468)	$(5,515)

Net loss per share — basic and diluted	$(0.05)	$(0.07)	$(0.26)	$(0.22)

Weighted average shares used in calculating basic and diluted net loss per share	25,371	25,273	25,345	25,252

* Amortization of deferred stock compensation excluded from the following expenses:
Cost of revenue	$3	$7	$13	$35
Research and development	2	6	10	26
Sales and marketing	17	60	87	226
General and administrative	1	1	3	6

	$23	$74	$113	$293

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
as of September 30, 2003 and December 31, 2002
(in thousands, except share and per share data)

	September 30,	December 31,
	2003	2002

	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$2,494	$4,783
Short-term investments	—	2,402
Accounts receivable, net of allowance for doubtful accounts of $38 at September 30, 2003 and $69 at December 31, 2002	965	740
Inventories, including inventory shipped to customers’ sites, not yet installed of $32 at September 30, 2003 and $71 at December 31, 2002	855	1,148
Prepaid expenses and other current assets	442	629

Total current assets	4,756	9,702
Property and equipment, net	273	378
Other assets	349	320

Total assets	$5,378	$10,400

Liabilities and Stockholders’ Equity:
Current liabilities:
Line of Credit	$1,500	$—
Accounts payable	546	558
Deferred revenue and customer deposits	482	996
Accrued liabilities and other	1,150	898

Total current liabilities	3,678	2,452

Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized at September 30, 2003 and December 31, 2002; 26,552,249 and 26,465,058 shares issued at September 30, 2003 and December 31, 2002, respectively	26	26
Less: treasury common stock, 1,179,625 shares at September 30, 2003 and December 31, 2002, at cost	(51)	(51)
Additional paid-in-capital	80,363	80,254
Deferred stock compensation	(22)	(135)
Other comprehensive income	—	2
Accumulated deficit	(78,616)	(72,148)

Total stockholders’ equity	1,700	7,948

Total liabilities and stockholders’ equity	$5,378	$10,400

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2003 and 2002
(in thousands)

	Nine Months Ended

	September 30,	September 30,
	2003	2002

	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(6,468)	$(5,515)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	155	261
Stock-based compensation	113	367
Compensation on options issued to consultants	32	—
Provision for doubtful accounts	75	140
Changes in current assets and liabilities:
Accounts receivable	(300)	1,556
Inventories	293	41
Prepaid expenses and other current assets	187	316
Other assets	(29)	(8)
Accounts payable	(12)	(348)
Deferred revenue and customer deposits	(514)	(145)
Accrued liabilities and other	252	(922)

Net cash used in operating activities	(6,216)	(4,257)

Cash Flows from Investing Activities:
Sale of short-term investments	2,400	2,404
Purchase of property and equipment	(50)	(99)

Net cash provided by investing activities	2,350	2,305

Cash Flows from Financing Activities:
Decrease in bank overdraft	—	(149)
Proceeds from issuance of common stock	77	113
Repurchases of common stock	—	(11)
Proceeds from draw on line of credit	1,500	—

Net cash provided by (used in) financing activities	1,577	(47)

Net decrease in cash and cash equivalents	(2,289)	(1,999)
Cash and cash equivalents, beginning of period	4,783	7,455

Cash and cash equivalents, end of period	$2,494	$5,456

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share data)
(unaudited)

		Net effect of
		Private Placement		Pro forma
	September 30,	and payoff of		September 30,
	2003	Line of Credit		2003

Assets:
Current assets:
Cash and cash equivalents	$2,494	4,500	(1)	$6,994
Accounts receivable, net of allowance for doubtful accounts of $38 at September 30, 2003 and $69 at December 31, 2002	965	—		965
Inventories, including inventory shipped to customers’ sites, not yet installed of $32 at September 30, 2003 and $71 at December 31, 2002	855	—		855
Prepaid expenses and other current assets	442			442

Total current assets	4,756	4,500		9,256
Property and equipment, net	273	—		273
Other assets	349	—		349

Total assets	$5,378	$4,500		$9,878

Liabilities and Stockholders’ Equity:
Current liabilities:
Line of Credit	$1,500	$(1,500	)(2)	$—
Accounts payable	546	—		546
Deferred revenue and customer deposits	482	—		482
Accrued liabilities and other	1,150	300	(3)	1,450

Total current liabilities	3,678	(1,200)		2,478

Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized at September 30, 2003; 26,552,249 shares issued at September 30, 2003. 31,167,634 shares given the pro forma effect of the private placement	26	5	(4)	31
Less: treasury common stock, 1,179,625 shares at September 30, 2003 and December 31, 2002, at cost	(51)	—		(51)
Additional paid-in-capital	80,363	5,695	(4)	86,058
Deferred stock compensation	(22)	—		(22)
Other comprehensive income	—	—		—
Accumulated deficit	(78,616)	—		(78,616)

Total stockholders’ equity	1,700	5,700		7,400

Total liabilities and stockholders’ equity	$5,378	$4,500		$9,878

(1)	Increase in cash of $4.5 million is due to the private placement or sale of 4,615,385 shares of common stock to Gerald J. Burnett and other members of his family at a price per share of $1.30, or $6.0 million in gross proceeds. A portion of the gross proceeds were used to pay down the $1.5 million outstanding line of credit with Comerica Bank — California on October 17, 2003 (see note (2) below).

(2)	On October 17, 2003 the Company used a portion of the $6.0 million in proceeds from the private placement or sale of 4,615,385 shares of common stock to Gerald J. Burnett and other members of his family at a price per share of $1.30 to pay down the outstanding balance of the line of credit with Comerica — Bank California of $1.5 million.

(3)	Increase in Accounts Payable is due to estimated transaction costs of $300,000 related to the private placement or sale of 4,615,385 shares of common stock to Gerald J. Burnett and other members of his family at a price per share of $1.30.

(4)	Increase in Common Stock and Additional Paid in Capital is due to the private placement or sale of 4,615,385 shares of common stock to Gerald J. Burnett and other members of his family at a price per share of $1.30, or $6.0 million in gross proceeds. These proceeds are presented net of estimated transaction costs of $300,000 (see note (3) above).